Exhibit 15.1

KPMG AG
Wirtschaftsprüfungsgesellschaft

THE SQUAIRE / Am Flughafen
60549 Frankfurt am Main
Postfach 75 03 53
60533 Frankfurt am Main

KPMG AG Wirtschaftsprüfungsgesellschaft	T 069 9587-0 F 069 9587-1050 www.kpmg.de
THE SQUAIRE / Am Flughafen, 60549 Frankfurt am Main

Deutsche Bank AG
To the Supervisory Board
Taunusanlage 12
60325 Frankfurt am Main

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

To the Supervisory Board of Deutsche Bank Aktiengesellschaft

We consent to the incorporation by reference in the registration statements (Nos. 333-206013 and 333-218897) on Form F-3 and in the registration statements (Nos. 333-97257, 333-100246, 333-117705, 333-132673, 333-168335, 333-197691 and 333-223301) on Form S-8 of Deutsche Bank Aktiengesellschaft of our reports dated March 12, 2018, with respect to the consolidated balance sheets of Deutsche Bank Aktiengesellschaft and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes, and the specific disclosures described in Note 1 of the consolidated financial statements as being part of the financial statements (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 20-F of Deutsche Bank Aktiengesellschaft.

Frankfurt am Main, Germany

March 16, 2018

KPMG AG

Wirtschaftsprüfungsgesellschaft

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Aufsichtsratsvorsitzender: WP Ulrich D. Maas; Vorstand: WP StB Klaus Becker (Sprecher), WP Karl Braun,

StB Frank W. Grube, Christian Rast, WP StB Ingmar Rega, WP StB Boris Schroer

Sitz: Berlin; Handelsregister: Amtsgericht Charlottenburg (HRB 106191 B); USt.- IdNr.: DE 814811803

Bankverbindung: Deutsche Bank AG, IBAN DE98 1007 0000 0239 3387 00, BIC DEUTDEBB

Zertifiziert nach DIN EN ISO 9001, ISO/IEC 27001 und DIN EN ISO 14001

KPMG AG

Wirtschaftsprüfungsgesellschaft, ein Mitglied des KPMG-Netzwerks unabhängiger Mitgliedsfirmen, die KPMG International Cooperative („KPMG International“), einer juristischen Person schweizerischen Rechts, angeschlossen sind.